CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form N-14 of our report dated January 5, 2009, relating to the financial statements and financial highlights of MassMutual Premier Strategic Income Fund appearing in the Annual Report on Form N-CSR of MassMutual Premier Funds for the year ended October 31, 2008. We also consent to the references to us under “Financial Statements” included in the Prospectus/Information Statement of such Registration Statement.

DELOITTE & TOUCHE LLP

Boston, Massachusetts

August 10, 2009